Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ProAssurance Corporation Amended and Restated 2014 Equity Incentive Plan of our reports dated February 19, 2013, with respect to the consolidated financial statements and schedules of ProAssurance Corporation and the effectiveness of internal control over financial reporting of ProAssurance Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

May 21, 2013

/s/ Ernst & Young LLP